Exhibit 10.1

                                VALICERT, INC.

                                1998 STOCK PLAN

                     (Amended Effective February 18, 2003)


     1. Purposes of the Plan. The purposes of this 1998 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Committee appointed by the Board of Directors in accordance with Section 4(a) or (b) of the Plan.

          (e) "Common Stock" means the Common Stock of the Company.

          (f) "Company" means ValiCert, Inc., a Delaware corporation, and following consummation of the Merger, means Tumbleweed Communications Corp., a Delaware corporation, or any successor corporation thereto.

          (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

          (h) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

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          (i) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment by the Company of a director's fee to a director shall not be sufficient to constitute "employment" of such director by the Company.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Exchange Ratio" shall have the meaning set forth in the Merger Agreement.

               (i) "Fair Market Value" means, as of any date, with respect to any awards granted hereunder, (A) if the Common Stock is publicly traded, the closing sale price of Common Stock on such date as reported in the Western Edition of the Wall Street Journal, (B) the fair market value of a share of Common Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of a share of Common Stock as otherwise determined by the Administrator in good faith exercise of its discretion.

               (ii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option Agreement.

          (m) "Merger Agreement" means the AGREEMENT and PLAN OF
     REORGANIZATION AND MERGER by and among Tumbleweed Communications Corp., Velocity Acquisition Sub, Inc. and Valicert, Inc. dated as of February 18, 2003.

          (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written Option Agreement.

          (o) "Option" means a stock option granted pursuant to the Plan.

          (p) "Option Agreement" means a written agreement between an Optionee and the Company reflecting the terms of an Option granted under the Plan and includes any documents attached to such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

          (q) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

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          (r) "Optionee" means an Employee or Consultant who receives an
     Option or a Stock Purchase Right.

          (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

          (t) "Plan" means this 1998 Stock Plan.

          (u) "Reporting Person" means an officer, director, or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

          (v) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 10.

          (w) "Restricted Stock Purchase Agreement" means a written agreement between a holder of a Stock Purchase Right and the Company reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

          (x) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

          (y) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (z) "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

          (aa) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 10 below.

          (bb) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 7,345,000 shares of Common Stock, increased on the first day of each fiscal year of the Company beginning on or after January 1, 2001 by the lesser of (a) five percent (5%) of the number of shares of Common Stock issued and outstanding on the last day of the preceding fiscal year, (b) 3,672,500 shares, or (c) such lesser amount determined by the Administrator. Following consummation of the Merger, the determination of the number of shares of common stock of Tumbleweed Communications Corp. to be added during the term of the Plan, beginning on or after January 1, 2004, shall be determined with reference to the lesser of (a) five percent (5%) of the number of shares of common stock of Tumbleweed Communications Corp. issued and outstanding on the last day of the preceding fiscal year, (b) the product of 3,672,500 shares multiplied by the Exchange Ratio or (c) such lesser amount determined by the Administrator. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an Option or Stock Purchase Right in order to satisfy the exercise or purchase price for such Option or Stock Purchase Right or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

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     4. Administration of the Plan.

          (a) Plan Procedure . The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"), by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

               (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights or any combination thereof may from time to time be granted hereunder;

               (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (v) to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

               (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 9(f) instead of Common Stock;

               (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

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               (ix) to determine the terms and restrictions applicable to
          Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights;

               (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and

               (xi) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options or Stock Purchase Rights.

     5.   Eligibility.

          (a) Recipients of Grants. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. For purposes of the foregoing sentence, "Employees" and "Consultants" shall also include prospective Employees and prospective Consultants to whom Options and Stock Purchase Rights are granted in connection with written offers of employment or engagement; provided however, that no such awards may become exercisable until the person commences employment or service. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he or she is otherwise eligible, be granted additional Options or Stock Purchase Rights.

          (b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

          (c) The Plan shall not confer upon the holder of any Option or Stock Purchase Right any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such holder's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 19 of the Plan. It shall continue in effect until the earlier of its termination by the Board or until all shares of Common Stock available for issuance hereunder have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options and Stock Purchase Rights granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within 10 years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the Company's stockholders.

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     7.   Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that for an Incentive Stock Option, the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Option Exercise Price and Consideration.

          (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the applicable agreement, but shall be subject to the following:

               (i) In the case of an Incentive Stock Option that is:

                    (A) granted to an Employee who, at the time of the grant
               of such Incentive Stock Option, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any other Employee, the per Share exercise
               price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option that is:

                    (A) intended to qualify as "performance-based
               compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on such date.

                    (B) not intended to qualify as "performance-based
               compensation," the per Share exercise price shall be no less than the par value (if any) of a share of Common Stock.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, provided that the Optionee is an Employee (and subject to the provisions of Section 153 of the Delaware General Corporation Law and to the extent that an exercise with a promissory note will not violate any applicable law, regulation or rule), (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

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     9.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and reflected in the Option Agreement, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Optionee

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company or any Parent or Subsidiary by reason of his or her death, Disability or for any other reason, the Option may be exercised to the extent provided in the Stock Option Agreement, or as otherwise determined by the Administrator.

          (c) Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

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     10. Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed 30 days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

          (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

     11. Withholding Tax Obligations. Each Optionee shall, no later than the date as of which the value of an award of Option or Stock Purchase Right first becomes includible in the gross income of the Optionee for Federal income tax purposes, pay to the Company, or make arrangement satisfactory to the Administrator regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct such taxes from any payment or any kind otherwise due to the Optionee.

     12. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Shares, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and option price of Stock subject to outstanding Options granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding Stock Purchase Rights granted under the Plan, in each case as may be determined by the Administrator, in its discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Options or Stock Purchase Rights and payments in cash or other property therefore.


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     13. Transferability of Options and Stock Purchase Rights. Options and
Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised or purchased during the lifetime of the Optionee or the holder of Stock Purchase Rights only by the Optionee or the holder of Stock Purchase Rights. Notwithstanding the foregoing, to the extent permitted by the Administrator, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable, subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

     14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Board; provided, however, that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

          (a) Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 or 162(m) of the Code (or any other applicable law or regulation, including the requirements of any Stock Exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect Options already granted, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange.

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     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Agreements. Options and Stock Purchase Rights shall be evidenced by written Option Agreements and Restricted Stock Purchase Agreements, respectively, in such form(s) as the Administrator shall approve from time to time.

     19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any Stock Exchange upon which the Common Stock is listed. All Options and Stock Purchase Rights issued under the Plan shall become void in the event such approval is not obtained.

     20. Information and Documents to Optionees and Purchasers. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the holders of Common Stock.

     21. Board Liability. No member of the Board or the Administrator, nor any officer of employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, by fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

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